SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549



                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933



                      VICON INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


             New York                            11-2160665
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

89 Arkay Drive, Hauppauge, New York                   11788
 (Address of Principal Executive Offices)           (Zip Code)


                            VICON INDUSTRIES, INC.
                     1996 Incentive Stock Option Plan and
            1996 Non-Qualified Stock Option Plan for Outside Directors
                           (Full Title of the Plan)



                               Kenneth M. Darby
                     President and Chief Executive Officer
                            Vicon Industries, Inc.
                                89 Arkay Drive
                             Hauppauge, NY   11788
                         (516) 952-2288
   (Name, Address and Telephone Number of Agent for Service)













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                        CALCULATION OF REGISTRATION FEE


                                    Proposed        Proposed
Title of                             maximum         maximum           Amount of
securities to     Amount to        offering price    aggregate         registra-
be registered     be registered    per share (1)  offering price (1)    tion fee

Common Stock,   250,000 shares (2)   $2.9409           $735,219          $223.00
par value
$.01 per share







(1) Estimated solely for the purpose of calculating the registration fee. Proposed maximum aggregate offering price is calculated pursuant to Rule 457(h)(1) based on: (1) the aggregate of the exercise prices ($612,188) of outstanding options for 219,000 shares, plus (2) with respect to options for 31,000 shares reserved for grant, the average of the high and low prices of the Common Stock on the American Stock Exchange on June 10, 1997 ($3.96875).

(2) The maximum number of shares as to which options may be granted under the Vicon Industries, Inc. 1996 Incentive Stock Option Plan and 1996 Non-Qualified Stock Option Plan for Outside Directors. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under such Plan.





























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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.   Incorporation of Documents By Reference

      The following  documents filed by Vicon  Industries,  Inc. (the "Company")
with  the  Securities  and  Exchange   Commission  are   incorporated   in  this
Registration Statement by reference:

      1. The Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1996, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

      2. The Company's Quarterly Reports on Form 10-Q for its quarters ended December 31, 1996 and March 31, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

      3. The description of the Common Stock contained in the Company's Registration Statement on Form S-1, SEC File No. 2-66511, filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

      Item 4.  Description of Securities

     Not Applicable.

      Item 5.  Interests of Named Experts and Counsel

     Not Applicable.















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      Item 6.  Indemnification of Directors and Officers

      The Registrant's Certificate of Incorporation is silent with respect to indemnification of directors and officers.

      Article 7 of the New York Business Corporation Law provides for the indemnification of directors and officers subject to certain limitations.

      Among other matters, the statute provides that to be entitled to indemnification under the statutory provisions, a person who is sued or threatened to be sued by reason of being a director or officer of a New York corporation must affirmatively establish that he acted in good faith for a purpose which he reasonably believed to be in the best interests of the corporation. The statute required court approval to provide indemnification in a derivative action under certain circumstances. Additionally, the indemnification to which directors, officers and other persons serving the corporation are entitled excludes amounts payable in a derivative action where the director, officer or other person is adjudged to be liable to the corporation.

      The By-laws of the Company provide for the indemnification of its directors and officers to the maximum extent provided by law.

      The Company's directors and officers are insured against certain liabilities for actions taken in such capacities, but not including liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934 or similar state laws relating to any offering of securities.

      Item 7.  Exemption from Registration Claimed

     Not Applicable


















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      Item 8.  Exhibits

      The following is a complete list of exhibits filed as a part of this registration statement:


      Exhibit No.                   Documents

         5 Opinion of Schoeman, Marsh & Updike, LLP dated June 17, 1997 as to the legality of original issuance of shares of Common Stock being registered.

        23.1                        Consent of KPMG Peat Marwick LLP.

        23.2                        Consent of Schoeman, Marsh & Updike
                                    (included in Exhibit 5).


      Item 9.  Undertakings


      1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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      5. Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of
the  registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

































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                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithtown, State of New York, on the 20th of June, 1997.

                                     VICON INDUSTRIES, INC.



                                     By Kenenth M. Darby
                                        Kenneth M. Darby
                                       President and Chief
                                        Executive Officer

June 20, 1997

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                     Date



Kenneth M. Darby       President, Chief
Kenneth M. Darby       Executive Officer,         June 20, 1997
                       and Director               Date


Arthur D. Roche        Executive Vice President,
Arthur D. Roche        Chief Financial Officer,   June 20, 1997
                       and Director               Date


Donald N. Horn          Chairman of the Board     June 20, 1997
--------------------                              -------------
Donald N. Horn                                    Date


Arthur V. Wallace       Director                  June 20, 1997
--------------------                              -------------
Arthur V. Wallace                                 Date


Peter F. Barry          Director                  June 20, 1997
--------------------                              -------------
Peter F. Barry                                    Date




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Michael D. Katz         Director                  June 20, 1997
--------------------                              -------------
Michael D. Katz                                   Date



Milton F. Gidge         Director                  June 20, 1997
--------------------                              -------------
Milton F. Gidge                                   Date



Peter F. Neumann        Director                  June 20, 1997
--------------------                              -------------
Peter F. Neumann                                  Date



Kazuyoshi Sudo          Director                  June 20, 1997
--------------------                              -------------
Kazuyoshi Sudo                                    Date


W. Gregory Robertson    Director                  June 20, 1997
--------------------                              -------------
W. Gregory Robertson                              Date


























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